Calculation of Filing Fee Tables
S-8
BERKSHIRE HATHAWAY ENERGY CO
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Other	Deferred Compensation Obligations	457(o)	100,000,000	$ 1.00	$ 100,000,000.00	0.0001381	$ 13,810.00
Total Offering Amounts:						$ 100,000,000.00		$ 13,810.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,810.00
Offering Note
[1]	(1) The Berkshire Hathaway Energy Company Long-Term Incentive Partnership Plan and the Berkshire Hathaway Energy Company Executive Voluntary Deferred Compensation Plan (collectively, the "Plans") allow participating employees of Berkshire Hathaway Energy Company ("BHE") and certain of its affiliates to defer the payment of all or a portion of their compensation for services to BHE and such affiliates and have such deferred amounts deemed invested into certain notional investments. These securities represent the unsecured obligations of BHE to pay such voluntarily deferred compensation, including notional earnings and returns thereon, in the future in accordance with the terms of the Plans. (2) The amount registered has been estimated solely for calculating the amount of the registration fee. Such amount is based on BHE's estimate of the aggregate compensation to be deferred by participants under the Plans during the three-year period commencing on the initial effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A